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                                                                    Exhibit 99.3

[ITC/\DELTACOM LETTERHEAD APPEARS HERE]

Investor Contact:                                        Media Contact:
Douglas A. Shumate                                       Moss Crosby
Senior Vice President                                    Vice President of
Chief Financial Officer                                  Marketing
706-385-8189                                             256-382-3851
dshumate@itcdeltacom.com                                 mcrosby@itcdeltacom.com


         ITC/\DELTACOM Completes Key Milestone In Reorganization Process

                       ----------------------------------
 Court Approves ITC/\DeltaCom's Disclosure Statement Detailing Plan to Eliminate
      $515 Million in Noteholder Debt and Obtain $30 million of New Funding

WEST POINT, Ga. August 26, 2002 -ITC/\DeltaCom, Inc. (Nasdaq/NM: ITCDQ), an integrated telecommunications and technology provider to businesses in the southern U.S., announced that today the United States Bankruptcy Court for the District of Delaware approved ITC/\DeltaCom's disclosure statement describing its proposed plan of reorganization. Court approval of the disclosure statement represents a key milestone in completion of ITC/\DeltaCom's financial restructuring.

By September 4, 2002, all classes entitled to vote on the approval of the proposed plan of reorganization will be sent ballots with ITC/\DeltaCom's disclosure statement. A hearing to confirm the proposed plan of reorganization is scheduled for October 10, 2002. If the bankruptcy court approves the plan on October 10, ITC/\DeltaCom anticipates that it will complete its pre-negotiated restructuring and exit Chapter 11 proceedings soon thereafter.

The proposed plan of reorganization will eliminate $515 million in senior note and convertible subordinated note debt and provide for $30 million of cash to fund the ongoing operations of the Company. Under the terms of the plan, the outstanding notes will be cancelled and the noteholders will receive common stock in the reorganized Company. The official committee of unsecured creditors appointed in the Chapter 11 case fully supports the Company's restructuring under the plan of reorganization. The proposed plan also contemplates that the Company and the lenders under the Company's $160 million senior secured credit facility will enter into amendments to that facility, which are described in the plan. The lenders under the credit facility will agree to forbear from exercising their rights to declare a default or pursue remedies under the facility based solely on the Chapter 11 filing and ITC/\DeltaCom's failure to pay interest on its senior and convertible subordinated notes. In addition, the lenders will agree to vote in favor of and support the plan of reorganization.

"Our anticipated quick exit from Chapter 11 and the elimination of 100% of our note debt positions ITC/\DeltaCom for long-term financial viability and growth," said Larry Williams, ITC/\DeltaCom's chief executive officer.

Additional information about the proposed plan of reorganization is contained in ITC/\DeltaCom's filings with the Securities and Exchange Commission.

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About ITC/\DeltaCom

ITC/\DeltaCom, headquartered in West Point, Georgia, provides, through its operating subsidiaries, integrated telecommunications and technology solutions to businesses in the southern United States and is a leading regional provider of broadband transport services to other communications companies. ITC/\DeltaCom's business communications services include local, long distance, enhanced data, Internet access, managed IP, network monitoring and management, operator services, and the sale and maintenance of customer premise equipment. ITC/\DeltaCom also offers colocation, web hosting, and managed and professional services. The Company operates 35 branch offices in nine states, and its 10-state fiber optic network of approximately 9,980 miles reaches approximately 175 points of presence. ITC/\DeltaCom has interconnection agreements with BellSouth, Verizon, Southwestern Bell and Sprint for resale and access to unbundled network elements and is a certified competitive local exchange carrier
(CLEC) in Arkansas, Texas, and all nine BellSouth states. For additional information about ITC/\DeltaCom, please visit the Company's website at www.itcdeltacom.com.

Statements contained in this news release regarding ITC/\DeltaCom's expected financial condition and operating results, revenue growth, reorganization and other planned events and expectations are forward-looking statements that involve risks and uncertainties. Actual future results or events may differ materially from these statements. Readers are referred to the documents filed by ITC/\DeltaCom with the Securities and Exchange Commission, including ITC/\DeltaCom's annual report on Form 10-K filed on April 1, 2002, for a discussion of important risks that could cause actual results to differ from those contained or implied in the forward-looking statements. These risks, which are discussed in ITC/\DeltaCom's filings under the heading "Risk Factors," include dependence on new product development, rapid technological and market change, dependence upon rights of way and other third party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risks factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer reductions in services, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond ITC/\DeltaCom's control. ITC/\DeltaCom expressly disclaims any obligation to update any forward-looking statements whether to reflect events or circumstances occurring after the date hereof or otherwise.

                                     -END-